UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to Section 240.14a-12

XPERI INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 21, 2024, Xperi Inc. (“Xperi”) issued a press release in connection with its upcoming 2024 annual meeting of stockholders. A copy of the press release is attached hereto as Exhibit 1.

Exhibit 1

All Three Leading Independent Proxy Advisory Firms Support All Xperi Board Candidates

Egan-Jones Joins ISS and Glass Lewis in Recommending Stockholders Vote “FOR” All Xperi Board Nominees on the BLUE Proxy Card

Xperi Encourages Stockholders to Vote “FOR” All Five of the Company’s Nominees Ahead of the Annual Meeting on May 24

SAN JOSE, Calif., May 21, 2024—(BUSINESS WIRE)—Xperi Inc. (NYSE: XPER) (the “Company” or “Xperi”) today announced that a third independent proxy advisory firm, Egan-Jones Ratings Company (“Egan-Jones”), has joined Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”) in recommending that Xperi stockholders vote “FOR” all of the Company’s director nominees on the BLUE proxy card ahead of the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on May 24, 2024. One of the Company’s stockholders, Rubric Capital Master Fund LP (“Rubric”), has nominated two candidates to replace half the Company’s independent directors on the Xperi Board of Directors (the “Board”).

Following the same recommendation as ISS and Glass Lewis, Egan-Jones concluded that “change in leadership is unwarranted as it would disrupt the transformation that is currently underway,” and recommended that “voting FOR [Xperi’s] nominees is in the best interest of the Company and its shareholders.”

Specifically, Egan-Jones highlighted Xperi’s “compelling… transformation strategy”:

•	“Since the Adeia spin-off in 2022, Xperi has experienced a significant shift… and has paved the way to capitalize on its core segments.”

•

“Xperi’s strategy… laid the foundation [for] its thriving status… [The Company’s] targets were achieved… delivering strong revenues, expanding Adjusted EBITDA margins and positive TSR, outperforming its peers as a stand-alone company.”

•

“We give credit to the Company’s highly qualified and experienced management and board for unlocking… shareholder value from its prior state, and for effectively delivering the strategy and optimal results.”

Egan-Jones also highlighted Darcy Antonellis and David Habiger, the two incumbent directors being targeted by Rubric for removal, as “integral to Xperi’s strategy execution given their industry expertise and public company experience.”

As noted, ISS also recommended in favor of all five of Xperi’s nominees, noting:

•

“The company completed its spin-off less than two years ago, and appears to be executing on its long-term strategic plan. … [T]here does not appear to be a need for change at the board level at this time.”

•

“Though it is less than two years since the spin-off transaction, there are multiple indications that the company is on pace to achieve its long-term plan presented in September 2022. The company has posted revenue growth and margin expansion over the last two years and appears on pace to hit multiple operating metrics in its key growth businesses.”

Glass Lewis recommended in favor of all five of Xperi’s director nominees as well, stating:

•	“Rubric’s case against the status quo…falls short here. … [W]e believe full support for the incumbent board is warranted.”

•

“[W]e ultimately do not [believe Rubric] has… presented an adequately comprehensive case for change, nor do we find there is adequate cause to conclude Rubric’s alternate nominees or promulgated path for Xperi are likely to result in a superior outcome…”

Commenting on the recommendations of all the major U.S. proxy advisory firms, the Board said, “We welcome the recommendations from Egan-Jones, Glass Lewis and ISS that Xperi stockholders should vote for all five of Xperi’s director nominees.” The Board continued, “receiving unanimous support from all three leading U.S. proxy advisory firms reinforces our confidence in our strategy and serves as a strong endorsement of the actions the Board and leadership team have taken to transform the Company for sustainable, profitable growth.”

The Board urges stockholders to vote “FOR” all five of Xperi’s skilled and experienced director candidates, and “WITHHOLD” on Rubric’s two candidates, using the BLUE proxy card.

Stockholders who have any questions or need assistance voting their shares should contact the Company’s proxy solicitor Morrow Sodali at (203) 658-9400 or XPER@info.morrowsodali.com.

About Xperi Inc.

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands (DTS®, HD Radio™, TiVo®), and by its startup, Perceive, are integrated into billions of consumer devices and media platforms worldwide, powering smart devices, connected cars and entertainment experiences, including IMAX® Enhanced, a certification and licensing program operated by IMAX Corporation and DTS, Inc. Xperi has created a unified ecosystem that reaches highly engaged consumers, driving increased value for partners, customers and consumers.

©2024 Xperi Inc. All Rights Reserved. Xperi, TiVo, DTS, HD Radio, DTS Play-Fi, Perceive and their respective logos are trademark(s) or registered trademark(s) of Xperi Inc. or its subsidiaries in the United States and other countries. IMAX is a registered trademark of IMAX Corporation. All other trademarks and content are the property of their respective owners.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding: expectations regarding our future results of operations and financial position, objectives for future operations, and ongoing strategies. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,”

“may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” and similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) and our other filings with the SEC from time to time. Any forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company does not assume any obligation to, and does not intend to, publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It

Xperi has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of BLUE proxy card, with respect to its solicitation of proxies for the Annual Meeting. This communication is not a substitute for any proxy statement or other document that Xperi may file with the SEC in connection with any solicitation by Xperi.

Permission to quote the Egan-Jones, Glass Lewis and ISS reports was neither sought nor obtained.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY XPERI AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Xperi free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Xperi are also available free of charge by accessing Xperi’s website at www.xperi.com.

XPER-C

Contacts

Xperi Investor Contact:

Mike Iburg

VP, Investor Relations

+1 408-321-3827

ir@xperi.com

Media Contact:

Amy Brennan

Senior Director, Corporate Communications

+1 949-518-6846

amy.brennan@xperi.com